Exhibit 99.1

Contact:
Kathleen Nemeth	Omnicell, Inc.
Vice President, Investor Relations	590 East Middlefield Road
650-435-3318	Mountain View, CA 94043
Kathleen.Nemeth@Omnicell.com

Omnicell Announces Financial Results for Second Quarter 2021

Record revenues of $273 million
GAAP net income per diluted share of $0.43
Record non-GAAP net income per diluted share of $0.97

MOUNTAIN VIEW, Calif. -- July 29, 2021 -- Omnicell, Inc. (NASDAQ:OMCL), a leading provider of medication management solutions and adherence tools for healthcare systems and pharmacies, today announced results for its second quarter ended June 30, 2021.
GAAP Results
Total revenues for the second quarter of 2021 were $272.7 million, up $73.1 million, or 36.6%, from the second quarter of 2020. The increase in revenues reflects momentum in our commercial business and strong customer implementations as well as recovery from the impact of COVID-19 relative to the second quarter of 2020. Total revenues for the six months ended June 30, 2021 were $524.6 million, up $95.3 million, or 22.2%, from the six months ended June 30, 2020.
Second quarter 2021 GAAP net income was $20.4 million, or $0.43 per diluted share. This compares to GAAP net loss of $4.3 million, or $0.10 per diluted share, for the second quarter of 2020.
GAAP net income for the six months ended June 30, 2021 was $34.6 million, or $0.74 per diluted share. This compares to GAAP net income of $7.0 million, or $0.16 per diluted share, for the six months ended June 30, 2020.
Non-GAAP Results
Non-GAAP net income for the second quarter of 2021 was $44.1 million, or $0.97 per diluted share. This compares to non-GAAP net income of $15.9 million, or $0.37 per diluted share, for the second quarter of 2020.
Non-GAAP net income for the six months ended June 30, 2021 was $81.6 million, or $1.81 per diluted share. This compares to non-GAAP net income of $44.8 million, or $1.03 per diluted share, for the six months ended June 30, 2020.
Non-GAAP EBITDA for the second quarter of 2021 was $61.0 million. This compares to non-GAAP EBITDA of $26.2 million for the second quarter of 2020.
Non-GAAP EBITDA for the six months ended June 30, 2021 was $111.7 million. This compares to non-GAAP EBITDA of $66.6 million for the six months ended June 30, 2020.
“We achieved record revenue, record non-GAAP net income per diluted share, and record non-GAAP EBITDA in the second quarter, as we continue to focus on improving patient health outcomes and support our healthcare systems partners on their journey to the Autonomous Pharmacy,” said Randall Lipps, Chairman, President, Chief Executive Officer, and founder of Omnicell. “Our strong performance in the quarter and year-to-date reflects ongoing robust demand for our solutions and services as hospitals, healthcare systems, and retail pharmacies advance their efforts to optimize and automate medication management and adherence systems. In addition, our Advanced Services portfolio continues to gain momentum in the market. Earlier this week, we announced our intent to acquire FDS Amplicare, a leading provider of pharmacy SaaS solutions that we believe will further strengthen our Advanced Services portfolio, enhancing our ability to deliver best-in-class solutions, and expanding our EnlivenHealth platform. We are excited about the opportunities ahead and believe we are well-positioned to continue to deliver value for our stakeholders.”
2021 Guidance
For the third quarter of 2021, the Company expects total revenues to be between $281 million and $286 million. The Company expects product revenues to be between $202 million and $205 million, and service revenues to be between $79 million and $81 million. The Company expects third quarter 2021 non-GAAP EBITDA to be between $57 million and $60 million. The Company expects third quarter 2021 non-GAAP earnings to be between $0.89 and $0.94 per share.
For the full year 2021, the Company expects product bookings to be between $1.110 billion and $1.150 billion. The Company expects total revenues to be between $1.100 billion and $1.115 billion. The Company expects product revenues to be between $785 million and $795 million, and service revenues to be between $315 million and $320 million. The Company expects full year 2021 non-GAAP EBITDA to be between $231 million and $237 million. The Company expects full year 2021 non-GAAP earnings to be between $3.65 and $3.75 per share. Our guidance reflects anticipated effects of the current inflationary environment.
The table below summarizes Omnicell’s 2021 guidance outlined above.

	Q3 2021	FY 2021
Product Bookings	Not provided	$1.110 billion - $1.150 billion
Total Revenues	$281 million - $286 million	$1.100 billion - $1.115 billion
Product Revenues	$202 million - $205 million	$785 million - $795 million
Service Revenues	$79 million - $81 million	$315 million - $320 million
Non-GAAP EBITDA	$57 million - $60 million	$231 million - $237 million
Non-GAAP Earnings Per Share	$0.89 - $0.94	$3.65 - $3.75
The Company does not provide guidance for GAAP net income or GAAP earnings per share nor a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These forward-looking non-GAAP financial measures do not include certain items, which may be significant, including, but not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes.
Omnicell Conference Call Information
Omnicell will hold a conference call today, Thursday, July 29, 2021 at 5:30 a.m. PT to discuss second quarter 2021 financial results. The conference call can be accessed by dialing 1-855-451-1210 within the U.S. or 1-236-714-3867 for all other locations. The Conference ID # is 6356636. A link to the live and archived webcast will also be available on the Investor Relations section of Omnicell's website at http://ir.omnicell.com/events-and-presentations/.

About Omnicell
Since 1992, Omnicell has been committed to transforming the pharmacy care delivery model to dramatically improve outcomes and lower costs. Through the vision of the autonomous pharmacy, a combination of automation, intelligence, and technology-enabled services, powered by a cloud data platform, Omnicell supports more efficient ways to manage medications across all care settings.
Over 7,000 facilities worldwide use Omnicell automation and analytics solutions to help increase operational efficiency, reduce medication errors, deliver actionable intelligence, and improve patient safety. More than 50,000 institutional and retail pharmacies across North America and the United Kingdom leverage Omnicell’s innovative medication adherence and population health solutions to improve patient engagement and adherence to prescriptions, helping to reduce costly hospital readmissions.
To learn more, visit www.omnicell.com. From time to time, Omnicell may use the Company’s investor relations site and other online social media channels, including its Twitter handle www.twitter.com/omnicell, LinkedIn page www.linkedin.com/company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“FD”).

Omnicell is a registered trademark and the Omnicell logo is a trademark of Omnicell, Inc. in the United States and other countries.
Forward-Looking Statements
To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seeks,” “predicts,” and “projects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, Omnicell’s projected bookings, revenues, non-GAAP EBITDA, and non-GAAP earnings per share; planned new products and services; and statements about Omnicell’s strategy, objectives, and vision. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) risks related to outbreaks of contagious diseases or other adverse public health epidemics including the ongoing COVID-19 pandemic, including the duration and any resurgences of the COVID-19 pandemic (including the emergence of new variants of the COVID-19 virus), (ii) unfavorable general economic and market conditions, including due to economic disruption caused by public health crises such as the COVID-19 pandemic, (iii) Omnicell’s ability to take advantage of the growth opportunities in medication management across all care settings, (iv) Omnicell’s ability to develop and commercialize new products and enhance existing products, (v) Omnicell’s ability to deliver on the vision of the autonomous pharmacy and the impact that advanced automation, data intelligence, and expert services will have on patient care, (vi) risks to growth and acceptance of Omnicell’s products and services, including competitive conversions, and growth in the overall demand for medication management and supply chain solutions and medication adherence solutions generally, (vii) risks presented by the transition to selling more products and services on a subscription basis, (viii) potential increased competition, (ix) potential regulatory changes, (x) Omnicell’s ability to improve sales productivity to grow product bookings, (xi) Omnicell’s ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (xii) the outcome of any legal proceedings to which Omnicell is a party, and (xiii) other risks and uncertainties described in the Risk Factors section of Omnicell’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, filed with the United States Securities and Exchange Commission (“SEC”). Forward-looking statements should be considered in light of these risks and uncertainties. Investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell undertakes no obligation to update such statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted shares, non-GAAP EBITDA, non-GAAP EBITDA margin, and non-GAAP free cash flow. These non-GAAP results and metrics should not be considered as an alternative to gross profit, operating expenses, income (loss) from operations, net income (loss), net income (loss) per diluted share, diluted shares, net cash provided by operating activities, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results and metrics because management considers them to be important supplemental measures of Omnicell’s performance and refers to such measures when analyzing Omnicell’s strategy and operations.
Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within such period that directly drive operating income in such period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we believe we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results: non-GAAP gross profit and non-GAAP gross margin exclude from their GAAP equivalents items a), b), and d) below; non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP income from operations exclude from their GAAP equivalents items a), b), c), d), g), and h) below; and non-GAAP net income and non-GAAP net income per diluted share exclude from their GAAP equivalents items a) through h) below. Non-GAAP EBITDA is defined as earnings before interest income and expense, taxes, depreciation, and amortization. Non-GAAP EBITDA and non-GAAP EBITDA margin exclude from their GAAP equivalents items a), c), d), e), f), g), and h) below:
a)Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as they represent expenses that do not require cash settlement from Omnicell.
b)Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
c)Acquisition-related expenses. We excluded from our non-GAAP results the expenses related to recent acquisitions. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of acquisition activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of less acquisitive peer companies.
d)Severance-related expenses. We excluded from our non-GAAP results the expenses related to restructuring events. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of restructuring activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
e)Amortization of debt issuance costs. Debt issuance costs represent costs associated with the issuance of term loan and revolving credit facilities, as well as the issuance of convertible senior notes. The costs include underwriting fees, original issue discount, ticking fees, and legal fees. These non-cash expenses are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
f)Amortization of discount on convertible senior notes. We excluded from our non-GAAP results the amortization of the imputed discount on our convertible senior notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability and equity components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize the imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our convertible senior notes. This non-cash expense is not considered by management to reflect the core cash-generating performance of the business and therefore is excluded from our non-GAAP results.
g)Intellectual property (“IP”) and legal entities restructuring costs. We excluded from our non-GAAP results the expenses related to IP and legal entities’ restructuring events, such as legal and tax consulting costs. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of restructuring activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
h)Certain litigation costs. We exclude non-recurring charges and benefits, including litigation expenses and settlements, related to litigation matters that are outside of the ordinary course of our business or that are not representative of those that we historically have incurred. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational or non-cash expenses involving stock compensation plans or other items.
We believe that the presentation of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin is warranted for several reasons:
a)Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.

b)Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.
c)These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting.
d)These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which also use non-GAAP financial measures to supplement their GAAP results (although these companies may calculate non-GAAP financial measures differently than Omnicell does), thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i)While share-based compensation calculated in accordance with Accounting Standards Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.
ii)We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
Non-GAAP diluted shares is defined as our GAAP diluted shares, excluding the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the hedge transaction against potential conversion of the convertible senior notes.
Non-GAAP free cash flow is defined as net cash provided by operating activities less cash used for software development for external use and purchases of property and equipment. We believe free cash flow is important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational, and economic performance, because free cash flow takes into account certain capital expenditures and cash used for software development necessary to operate our business.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
a)Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.
b)Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.
c)A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Omnicell’s cash balance for the period.
A detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenues:
Product revenues	$196,911	$138,942	$375,036	$309,015
Services and other revenues	75,828	60,679	149,546	120,292
Total revenues	272,739	199,621	524,582	429,307
Cost of revenues:
Cost of product revenues	100,227	85,779	192,854	176,051
Cost of services and other revenues	36,214	30,617	73,147	60,409
Total cost of revenues	136,441	116,396	266,001	236,460
Gross profit	136,298	83,225	258,581	192,847
Operating expenses:
Research and development	18,213	20,830	34,293	39,482
Selling, general, and administrative	89,169	69,386	175,762	148,205
Total operating expenses	107,382	90,216	210,055	187,687
Income (loss) from operations	28,916	(6,991)	48,526	5,160
Interest and other income (expense), net	(5,959)	174	(12,650)	(648)
Income (loss) before provision for income taxes	22,957	(6,817)	35,876	4,512
Provision for (benefit from) income taxes	2,533	(2,518)	1,325	(2,500)
Net income (loss)	$20,424	$(4,299)	$34,551	$7,012
Net income (loss) per share:
Basic	$0.47	$(0.10)	$0.80	$0.16
Diluted	$0.43	$(0.10)	$0.74	$0.16
Weighted-average shares outstanding:
Basic	43,262	42,659	43,113	42,509
Diluted	47,106	42,659	46,765	43,616

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$614,236	$485,928
Accounts receivable and unbilled receivables, net	209,953	190,117
Inventories	101,185	96,298
Prepaid expenses	17,442	16,027
Other current assets	41,472	41,044
Total current assets	984,288	829,414
Property and equipment, net	62,323	59,073
Long-term investment in sales-type leases, net	19,615	22,156
Operating lease right-of-use assets	49,359	55,114
Goodwill	499,266	499,309
Intangible assets, net	155,775	168,211
Long-term deferred tax assets	15,559	15,019
Prepaid commissions	55,067	56,919
Other long-term assets	119,742	119,289
Total assets	$1,960,994	$1,824,504

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$56,195	$40,309
Accrued compensation	48,487	55,750
Accrued liabilities	91,125	80,311
Deferred revenues, net	121,305	100,053
Total current liabilities	317,112	276,423
Long-term deferred revenues	11,875	5,673
Long-term deferred tax liabilities	40,626	39,633
Long-term operating lease liabilities	42,512	48,897
Other long-term liabilities	18,743	19,174
Convertible senior notes, net	477,554	467,201
Total liabilities	908,422	857,001
Total stockholders’ equity	1,052,572	967,503
Total liabilities and stockholders’ equity	$1,960,994	$1,824,504

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2021	2020

Operating Activities
Net income	$34,551	$7,012
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,965	28,779
Share-based compensation expense	24,811	22,010
Deferred income taxes	453	(9,409)
Amortization of operating lease right-of-use assets	5,791	5,157
Amortization of debt issuance costs	1,707	482
Amortization of discount on convertible senior notes	9,195	—
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	(19,662)	28,236
Inventories	(6,569)	(7,271)
Prepaid expenses	(1,415)	1,181
Other current assets	188	219
Investment in sales-type leases	2,423	(1,375)
Prepaid commissions	1,852	4,040
Other long-term assets	1,559	(4,580)
Accounts payable	15,684	(11,254)
Accrued compensation	(7,263)	(3,098)
Accrued liabilities	10,142	(2,824)
Deferred revenues	27,454	16,264
Operating lease liabilities	(6,247)	(5,186)
Other long-term liabilities	(431)	4,352
Net cash provided by operating activities	129,188	72,735
Investing Activities
Software development for external use	(15,415)	(20,002)
Purchases of property and equipment	(11,067)	(13,211)
Net cash used in investing activities	(26,482)	(33,213)
Financing Activities
Repayment of revolving credit facility	—	(50,000)
Proceeds from issuances under stock-based compensation plans	32,343	21,162
Employees’ taxes paid related to restricted stock units	(6,667)	(3,470)
Change in customer funds, net	(3,263)	—
Net cash provided by (used in) financing activities	22,413	(32,308)
Effect of exchange rate changes on cash and cash equivalents	(74)	(841)
Net increase in cash, cash equivalents, and restricted cash	125,045	6,373
Cash, cash equivalents, and restricted cash at beginning of period	489,920	127,210
Cash, cash equivalents, and restricted cash at end of period	$614,965	$133,583
Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$614,236	$133,583
Restricted cash included in Other current assets	729	—
Cash, cash equivalents, and restricted cash at end of period	$614,965	$133,583

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$136,298	$83,225	$258,581	$192,847
GAAP gross margin	50.0%	41.7%	49.3%	44.9%
Share-based compensation expense	2,044	2,130	3,981	3,900
Amortization of acquired intangibles	2,667	2,033	5,483	4,068
Severance-related expenses	—	2,489	389	2,564
Non-GAAP gross profit	$141,009	$89,877	$268,434	$203,379
Non-GAAP gross margin	51.7%	45.0%	51.2%	47.4%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$107,382	$90,216	$210,055	$187,687
GAAP operating expenses % to total revenues	39.4%	45.2%	40.0%	43.7%
Share-based compensation expense	(10,995)	(9,221)	(20,830)	(18,110)
Amortization of acquired intangibles	(3,366)	(2,325)	(6,822)	(4,720)
Acquisition-related expenses	(1,986)	—	(1,986)	—
Severance-related and other expenses (a)	—	(4,162)	(2,582)	(8,188)
Non-GAAP operating expenses	$91,035	$74,508	$177,835	$156,669
Non-GAAP operating expenses % to total revenues	33.4%	37.3%	33.9%	36.5%

Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
GAAP income (loss) from operations	$28,916	$(6,991)	$48,526	$5,160
GAAP operating income (loss) % to total revenues	10.6%	(3.5)%	9.3%	1.2%
Share-based compensation expense	13,039	11,351	24,811	22,010
Amortization of acquired intangibles	6,033	4,358	12,305	8,788
Acquisition-related expenses	1,986	—	1,986	—
Severance-related and other expenses (a)	—	6,651	2,971	10,752
Non-GAAP income from operations	$49,974	$15,369	$90,599	$46,710
Non-GAAP operating margin (non-GAAP operating income % to total revenues)	18.3%	7.7%	17.3%	10.9%

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$20,424	$(4,299)	$34,551	$7,012
Share-based compensation expense	13,039	11,351	24,811	22,010
Amortization of acquired intangibles	6,033	4,358	12,305	8,788
Acquisition-related expenses	1,986	—	1,986	—
Severance-related and other expenses (a)	—	6,651	2,971	10,752
Amortization of debt issuance costs	858	241	1,707	482
Amortization of discount on convertible senior notes	4,624	—	9,195	—
Tax effect of the adjustments above (b)	(2,835)	(2,363)	(5,914)	(4,205)
Non-GAAP net income	$44,129	$15,939	$81,612	$44,839

Reconciliation of GAAP net income (loss) per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	47,106	42,659	46,765	43,616
Shares - diluted non-GAAP (c)	45,328	43,589	45,153	43,616

GAAP net income (loss) per share - diluted	$0.43	$(0.10)	$0.74	$0.16
Share-based compensation expense	0.30	0.26	0.57	0.50
Amortization of acquired intangibles	0.14	0.10	0.28	0.20
Acquisition-related expenses	0.04	—	0.04	—
Severance-related and other expenses	—	0.15	0.07	0.26
Amortization of debt issuance costs	0.02	0.01	0.04	0.01
Amortization of discount on convertible senior notes	0.10	—	0.20	—
Tax effect of the adjustments above (b)	(0.06)	(0.05)	(0.13)	(0.10)
Non-GAAP net income per share - diluted	$0.97	$0.37	$1.81	$1.03

Reconciliation of GAAP net income (loss) to non-GAAP EBITDA(d):
GAAP net income (loss)	$20,424	$(4,299)	$34,551	$7,012
Share-based compensation expense	13,039	11,351	24,811	22,010
Interest (income) and expense, net	190	76	160	62
Depreciation and amortization expense	17,390	14,736	34,965	28,779
Acquisition-related expenses	1,986	—	1,986	—
Severance-related and other expenses	—	6,651	2,971	10,752
Amortization of debt issuance costs	858	241	1,707	482
Amortization of discount on convertible senior notes	4,624	—	9,195	—
Income tax expense (benefit)	2,533	(2,518)	1,325	(2,500)
Non-GAAP EBITDA	$61,044	$26,238	$111,671	$66,597
Non-GAAP EBITDA margin (non-GAAP EBITDA % to total revenues)	22.4%	13.1%	21.3%	15.5%
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(a)For the six months ended June 30, 2021, other expenses included approximately $1.0 million of certain litigation costs. For the three and six months ended June 30, 2020, other expenses included approximately $0.3 million and $0.8 million of IP and legal entities’ restructuring costs, respectively.
(b)Tax effects calculated for all adjustments except share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2021 and 2020.
(c)For the three and six months ended June 30, 2021, non-GAAP diluted shares exclude approximately 1.8 million and 1.6 million shares, respectively, related to the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction.
(d)Defined as earnings before interest income and expense, taxes, depreciation, amortization, share-based compensation, as well as excluding certain non-GAAP adjustments.

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow:
GAAP net cash provided by operating activities	$71,773	$47,504	$129,188	$72,735
Software development for external use	(7,372)	(9,400)	(15,415)	(20,002)
Purchases of property and equipment	(5,978)	(10,038)	(11,067)	(13,211)
Non-GAAP free cash flow	$58,423	$28,066	$102,706	$39,522